Exhibit 10.1

SPONSORED RESEARCH AGREEMENT
SECOND AMENDMENT

This Second Agreement is entered into as of the date of last signature below, by and between The Regents of the University of California, on Behalf of its Los Angeles Campus, having an address at 10889 Wilshire Blvd, Suite 920 Los Angeles, CA 90095-7191 (“University”), and NewHydrogen, Inc., a wholly owned subsidiary of BioSolar, Inc., having an address at 27936 Lost Canyon Road, Suite 202, Santa Clarita, CA 91387 (“Sponsor”).

WHEREAS, University and Sponsor entered into a Sponsored Research Agreement on December 14, 2020 and previously amended on March 1, 2021 (“Agreement”);

WHEREAS, University and Sponsor wish to amend the Agreement as set forth below (“Second Amendment”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, University and Sponsor agree as follows:

1.	Section 4 – “Research Funding” is deleted in its entirety and replaced with the following: The cost to Sponsor for University’s performance hereunder will be $1,897,368.
2.	Exhibit A – “Scope of Work” shall be replaced with “Exhibit A-2” attached.
3.	Exhibit B – “Payment Schedule” shall be replaced with “Exhibit B-2” attached.

All other terms and conditions shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Second Amendment by their duly authorized representatives for good and valuable consideration.

SPONSOR	THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, ON BEHALF OF ITS LOS ANGELES CAMPUS

(Signature)	(Signature)

By: David Lee	By: Amir Naiberg
Date: _______________________________________	Date: _______________________________________

Exhibit A-2

Deliverable(s): A final project report detailing the optimal design and synthesis of transition metal doped Co3O4 (M-Co3O4) catalyst system (including support) for catalyzed OER with comparable performance with Ir or RuO2-based catalysts used in current PEM electrolyzers. The knowledge gained can be broadly applied to catalyst design for highly efficient and low-cost hydrogen production from water electrolysis in various electrolytes.

Original TAsks and Time-frame

Task 1 and 2 might inter-wine as dictated by project progression and needs

Task 1: Tuning the crystal structure and composition of Co3O4 for optimized activity and stability of the catalysts (6 months)

Deliverable: Transition metal doped Co3O4 with comparable OER activity to Ir or RuO2 in acid medium. It is expected that the M-doped Co3O4 will also show much improved stability in acid compared to its Co3O4 by design.

Task 2: Modify the support-catalyst interface for improved stability (6 month), if necessary or time permissible, we will also explore the surface coating approach for stability enhancement.

Deliverable: Develop in-situ growth of the M-doped Co3O4 directly on carbon-supports to enhance the catalyst stability.

Additional personnel, TASKS AND TIME-FRAME

Upon identifying best candidate(s) for OER

Additional Task 3: Optimize M-Co3O4 growth on substrates to prepare for direct incorporation in electrolyzer. (6-12 month).

Deliverable: It is expected that the M-doped Co3O4 have tailored density, morphology that is designed to facilitate OER reaction in an environment closer to that of a catalyst layer in an electroloyzer.

Additional Task 4: (4a) Evaluation of OER catalyst performance in the catalyst layer of electrolyzer against conventional Pt/C cathode; (4b) continue fundamental studies to optimize catalyst material and/or catalyst-support with feedback from (4a). (12-24 month).

Deliverable: Optimized the M-doped Co3O4 catalyst-based catalyst layer for electrolyzer application. Improved activity and stability are expected.

Rationale for additional tasks and support:

The original tasks focus on improving the intrinsic activity of the catalyst by modifying the spinel structure, while diffusion and mass transport related issue can be critical limiting factor in the electrolyzers especially at high current density. We ask for additional support to continue the original line of studies in improving the intrinsic catalyst performance in various conditions, and for the additional studies on substrate-catalyst environment which is indispensable in the mass production of hydrogen and oxygen in a water splitting device. Catalyst and substrate morphology and surface properties, such as pore size control and particle size control, will be explored. When deemed necessary, other widely used oxide substrates such as CeO2 or TiO2 will also be investigated for a better mass transport or stability in electrolyzer.

Exhibit B-2

A payment of $389,190 has been made on this project. The remaining $1,508,178 shall be invoiced as follows:

Upon Execution of Amendment	$50,000.00
7/1/21	$248,574.00
10/1/21	$248,574.00
1/1/22	$215,545.75
4/1/22	$215,545.75
7/1/22	$215,545.75
10/1/22	$215,545.75
1/1/23	$98,846.00

Checks will be made payable to The Regents of the University of California and will be sent to:

UCLA Payment Solutions and Compliance
Box 957089, 1125 Murphy Hall
405 Hilgard Avenue
Los Angeles, CA 90095-7089

Electronic Fund Transfer:

Bank of America
Client Fulfillment & Service CA7-701-02-54
275 Valencia Ave.
Brea, CA 92823

ABA Routing No: 026009593
Bank Account Name: UC Regents Bank Account Number: 1499650103

Swift Code (for international transfers): BOFAUS3N